Exhibit 99.8
Viper Energy, Inc.
Unaudited Pro Forma Condensed Combined Financial Statements

On September 11, 2024, Viper Energy, Inc (“Viper” or the “Company”) and its subsidiary Viper Energy Partners LLC (“OpCo”) as buyer parties, entered into a definitive purchase and sale agreement with Tumbleweed Royalty IV, LLC (“TWR IV”) and TWR IV SellCo Parent, LLC, each an affiliate of EnCap Investments, L.P., as sellers, pursuant to which OpCo agreed to acquire all of the issued and outstanding interests in TWR IV, LLC and TWR IV SellCo, LLC (the “TWR Acquisition”) for a purchase price of approximately $461.0 million in cash, 10,093,670 OpCo units and contingent cash consideration of up to $41.0 million payable in January of 2026, based on the average price of West Texas Intermediate (WTI) sweet crude oil prompt month futures contracts for the calendar year 2025 (the “WTI 2025 Average”). The TWR Acquisition is expected to close on October 1, 2024, subject to customary closing conditions and adjustments.

The mineral and royalty interests to be acquired in the pending TWR Acquisition represent approximately 3,055 net royalty acres in the Permian Basin. The Company expects to fund the cash consideration for the TWR Acquisition through a combination of cash on hand and in escrow, proceeds from an assumed $400.0 million public issuance of approximately 8,629,989 shares of Viper’s Class A common stock (the “Equity Offering”) and borrowings under OpCo’s revolving credit facility. For pro forma purposes, shares to be issued in the assumed Equity Offering were calculated using Viper’s closing share price of $46.35 on September 4, 2024.

On September 3, 2024, the Company completed the related acquisitions of Tumbleweed-Q Royalty Partners, LLC (“Tumbleweed-Q”) and MC Tumbleweed Royalty, LLC (“Tumbleweed M”) (collectively with TWR IV and Tumbleweed-Q, the “Tumbleweed Entities”), pursuant to definitive purchase and sale agreements.

The mineral and royalty interests acquired from Tumbleweed-Q represent approximately 406 net royalty acres in the Permian Basin. Consideration for the acquisition of Tumbleweed Q consisted of $113.4 million in cash and contingent cash consideration of up to $5.4 million payable in January of 2026, based on the WTI 2025 Average. The cash consideration was funded with a combination of cash on hand and borrowings under OpCo’s credit facility, subject to customary post-closing adjustments (the “Q Acquisition”).

The mineral and royalty interests acquired from Tumbleweed M represent approximately 266 net royalty acres in the Permian Basin. Consideration for the acquisition of Tumbleweed M consisted of $75.6 million in cash and and contingent cash consideration of up to $3.6 million payable in January of 2026, based on the WTI 2025 Average. The cash consideration was funded with a combination of cash on hand and borrowings under OpCo’s credit facility and is subject to customary post-closing adjustments (the “M Acquisition”).

The pending TWR Acquisition, Q Acquisition and M Acquisition (collectively, the “Tumbleweed Acquisitions”) are expected to be accounted for as asset acquisitions in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). As such, for pro forma purposes, the fair value of the consideration paid by the Company and the allocation of that amount to the underlying assets acquired is recorded on a relative fair value basis. Additionally, transaction costs directly related to the Tumbleweed Acquisitions are capitalized as a component of the purchase price.

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2023 (the “Closing 8-K”), on November 1, 2023, the Company completed the acquisition (the “GRP Acquisition”) of certain mineral interests, overriding royalty interests, royalty interests and non-participating royalty interests in oil, gas, and other hydrocarbons from Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP (collectively, “GRP,” and affiliates of Warwick Capital Partners and GRP Energy Capital) under the previously reported purchase and sale agreement, dated as of September 4, 2023, by and among the Company and GRP. The total consideration for the GRP Acquisition consisted of 9,018,760 common units representing limited partnership interests in Viper and $749.5 million in cash including transactions costs and subject to customary post-closing adjustments.

The GRP Acquisition was accounted for as an asset acquisition in accordance with ASC 805. The fair value of the consideration paid by the Company and the allocation of that amount to the underlying assets acquired was recorded on a relative fair value basis. Additionally, transaction costs directly related to the GRP Acquisition were capitalized as a component of the purchase price. The operating results of GRP are consolidated in Viper’s financial statements beginning on the date of the closing of the GRP Acquisition.

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are based on the Company’s historical consolidated financial statements, adjusted to give effect to transaction adjustments for (i) the assets and liabilities acquired by the Company in the Tumbleweed Acquisitions, and (ii) the funding of the purchase prices for the Tumbleweed Acquisitions, including the assumed Equity Offering.

The following pro forma financial statements present (i) the Company’s unaudited condensed combined pro forma balance sheet as of June 30, 2024 (the, “pro forma balance sheet”), (ii) the Company’s unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2024 and (iii) the Company’s unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023. The pro forma balance sheet assumes that the Tumbleweed Acquisitions as well as the debt and equity transactions executed to finance the Tumbleweed Acquisitions all occurred on June 30, 2024. The pro forma statements of operations for the six months ended June 30, 2024 and the year ended December 31, 2023 give pro forma effect to the Tumbleweed Acquisitions and the GRP Acquisition and related financing transactions as if they had occurred on January 1, 2023, the beginning of the earliest period presented.

The pro forma adjustments related to the Tumbleweed Acquisitions and related financing for the transaction are based on available information and certain assumptions that management believes are factually supportable, as further described below in Note 3—Pro Forma Adjustments and Assumptions. In the opinion of management, all adjustments necessary to present fairly the pro forma financial statements have been made.

These pro forma financial statements are for information purposes only and do not purport to represent what the Company’s financial position and results of operations would have been had the Tumbleweed Acquisitions occurred on the dates indicated. The pro forma financial statements do not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, and, accordingly, do not attempt to predict or suggest future results. As such, these pro forma financial statements should not be used to project the Company’s financial performance for any future period. A number of factors may affect the results.

The pro forma financial statements have been developed from and should be read in conjunction with:
a.the separate historical consolidated financial statements and related notes thereto in the Company’s filings with the Securities and Exchange Commission; and
b.the historical audited combined financial statements of GRP as of December 31, 2023 and for the year then ended, which are incorporated by reference from Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on November 13, 2023;
c.the historical financial statements of the Tumbleweed Entities and related notes for the year ended December 31, 2023 and for the six months ended June 30, 2024;
d.the accompanying notes to the pro forma financial statements;
e.the Company’s unaudited pro forma condensed combined financial information for the year ended December 31, 2023, which is incorporated by reference from Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on March 5, 2024.

Viper Energy, Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet

	As of June 30, 2024
	Historical				Transaction Accounting Adjustments (Note 3)
	Viper (Historical)	TWR Acquisition	Q Acquisition	M Acquisition	Reclass Adjustments		Acquisition Transaction Adjustments		Viper Pro Forma Combined
	(In thousands, unaudited)
Assets
Current assets:
Cash and cash equivalents	$35,211	$6,754	$24	$52	$—		$(15,248)	(c)(e)	$26,793
Royalty income receivable (net of allowance for credit losses)	131,724	22,936	2,137	1,610	—		—		158,407
Royalty income receivable—related party	34,981	—	—	—	—		—		34,981
Accounts receivable— related party	—	45			(45)	(a)	—		—
Accounts receivable	—	—			45	(a)			45
Prepaid expenses and other current assets	3,468	190	6	6	—		—		3,670
Total current assets	205,384	29,925	2,167	1,668	—		(15,248)		223,896
Property:
Oil and natural gas interests, full cost method of accounting	4,567,518	—	—	—	539,786	(a)	576,985	(b)(c)(d)(e) (f)(g)(h)	5,684,289
Oil and natural gas interests, successful efforts method of accounting	—	481,099	35,410	23,277	(539,786)	(a)	—		—
Land	5,688	—	—	—	—		—		5,688
Accumulated depletion and impairment	(961,646)	(38,646)	(10,021)	(6,448)	—		55,115	(f)	(961,646)
Other property and equipment, net	—	89	5	5	—		—		99
Property, net	3,611,560	442,542	25,394	16,834	—		632,100		4,728,430
Derivative instruments	2,134	—	—	—	—		—		2,134
Deferred income taxes (net of allowances)	76,393	—	—	—	—		—		76,393
Other assets	4,951	—	—	—	—		—		4,951
Equity method investment	—	5,950	—	—	—		(5,950)	(h)	—
Deferred financing fees, net	—	17	—	—	—		(17)	(g)	—
Total assets	$3,900,422	$478,434	$27,561	$18,502	$—		$610,885		$5,035,804
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable	$19	$—	$—	$—	$381	(a)	$—		$400
Accounts payable and accrued expenses	—	1,385	168	117	(1,670)	(a)			—
Accounts payable—related party	—	6	30	29	(65)	(a)	—		—
Accrued liabilities	22,106	—	—	—	1,354	(a)	—		23,460
Derivative instruments	4,766	—	—	—	—		—		4,766
Income taxes payable	2,200	—	—	—	—		—		2,200
Total current liabilities	29,091	1,391	198	146	—		—		30,826
Long-term debt, net	998,021	—	—	—	—		250,000	(c)	1,248,021
Other long-term liabilities	—	—	—	—	—		26,428	(d)	26,428
Total liabilities	1,027,112	1,391	198	146	—		276,428		1,305,275
Stockholders’ equity:
Class A Common Stock, $0.000001 par value	—	—	—	—	—		—		—
Class B Common Stock, $0.000001 par value	—	—	—	—	—		—		—
Additional paid-in capital	1,108,739	—	—	—	—		389,377	(c)	1,498,116
Contributed capital	—	435,000	11,189	8,450	—		(454,639)	(b)	—
Retained earnings (accumulated deficit)	(18,939)	42,043	16,174	9,906	—		(68,123)	(b)	(18,939)
Total Viper Energy, Inc. stockholders’ equity	1,089,800	477,043	27,363	18,356	—		(133,385)		1,479,177
Non-controlling interest	1,783,510	—	—	—	—		467,842	(c)	2,251,352
Total equity	2,873,310	477,043	27,363	18,356	—		334,457		3,730,529
Total liabilities and unitholders’ equity	$3,900,422	$478,434	$27,561	$18,502	$—		$610,885		$5,035,804

Viper Energy, Inc.
Unaudited Condensed Combined Statement of Operations

	Six Months Ended June 30, 2024
	Historical					Transaction Accounting Adjustments (Note 3)
	Viper		TWR Acquisition	Q Acquisition	M Acquisition	Reclass Adjustments		Acquisition Transaction Adjustments		Viper Pro Forma Combined
	(In thousands, except per share amounts)
Operating income:
Royalty income	420,553		31,423	5,528	3,657	—		—		461,161
Lease bonus income—related party	120		—	—	—	—		—		120
Lease bonus income	1,146		—	—	—	6,199	(a)	—		7,345
Lease bonus and other	—		4,236	1,177	786	(6,199)	(a)	—		—
Other operating income	281		—	—	—	—		—		281
Total operating income	422,100		35,659	6,705	4,443	—		—		468,907
Costs and expenses:
Lease operating expenses	—		—	—	—	168	(a)	—		168
Production and ad valorem taxes	29,607		2,044	387	257	—		—		32,295
Gathering and transportation	—		579	57	37	—		—		673
Depletion	95,293		—	—	—	17,769	(a)	(1,099)	(i)	111,963
Depletion, depreciation and amortization	—		14,173	2,151	1,445	(17,769)	(a)	—		—
General and administrative expenses	4,666		3,481	1,719	286	(168)	(a)	—		9,984
General and administrative expenses— related party	4,822		—	—	—	—		—		4,822
Other operating expense	233		—	—	—	—		—		233
Total costs and expenses	134,621		20,277	4,314	2,025	—		(1,099)		160,138
Income (loss) from operations	287,479		15,382	2,391	2,418	—		1,099		308,769
Other income (expense):
Interest expense, net	(37,997)		—	—	—	(13)	(a)	(9,387)	(j)	(47,397)
Interest expense	—		(102)	—	—	102	(a)	—		—
Interest income	—		89	—	—	(89)	(a)			—
Gain (loss) on derivative instruments, net	(2,146)		—	—		—		(1,210)	(k)	(3,356)
Earnings from equity method investments	—		765	—	—	—		(765)	(l)	—
Total other income (expense), net	(40,143)		752	—	—	—		(11,362)		(50,753)
Income (loss) before income taxes	247,336		16,134	2,391	2,418	—		(10,263)		258,016
Provision for (benefit from) income taxes	25,535	(c)	177	29	18	—		2,090	(n)	27,849
Net income (loss)	221,801		15,957	2,362	2,400	—		(12,353)		230,167
Net income (loss) attributable to non-controlling interest	121,540	(d)	—	—	—	—		1,134	(m)	122,674
Net income (loss) attributable to Viper Energy, Inc.	$100,261		$15,957	$2,362	$2,400	$—		$(13,487)		$107,493

Net income (loss) attributable to common shares:
Basic	$1.12									$1.09
Diluted	$1.12									$1.09
Weighted average number of common shares outstanding:
Basic	89,480							8,630	(o)	98,110
Diluted	89,570							8,630	(o)	98,200

Viper Energy, Inc.
Unaudited Condensed Combined Statement of Operations

	Year Ended December 31, 2023
	Historical					Transaction Accounting Adjustments (Note 3)
	Viper(1)		TWR Acquisition	Q Acquisition	M Acquisition	Reclass Adjustments		Acquisition Transaction Adjustments		Viper Pro Forma Combined
	(In thousands, except per share amounts)
Operating income:
Royalty income	$819,246		$55,978	$12,800	$8,421	$—		$—		$896,445
Lease bonus income—related party	107,823		—	—	—	—		—		107,823
Lease bonus income	3,643		—	—	—	570	(a)	—		4,213
Lease bonus and other	—		538	19	13	(570)	(a)	—		—
Other operating income	909		—	—	—	—		—		909
Total operating income	931,621		56,516	12,819	8,434	—		—		1,009,390
Costs and expenses:
Lease operating expense	—		—	—	—	177	(a)	—		177
Production and ad valorem taxes	57,432		3,295	747	453	—		—		61,927
Gathering and transportation	—		800	95	67	—		—		962
Depletion	185,019		—	—	—	27,212	(a)	1,977	(i)	214,208
Depletion, depreciation and amortization	—		20,757	3,857	2,598	(27,212)	(a)	—		—
General and administrative expenses	23,360		6,303	2,574	499	(177)	(a)	—		32,559
Other operating expense	356		—	—	—	—		—		356
Total costs and expenses	266,167		31,155	7,273	3,617	—		1,977		310,189
Income (loss) from operations	665,454		25,361	5,546	4,817	—		(1,977)		699,201
Other income (expense):
Interest expense, net	(74,628)		—	—	—	254	(a)	(18,779)	(j)	(93,153)
Interest expense	—		(12)	—	—	12	(a)	—		—
Interest income	—		255	11	—	(266)	(a)	—		—
Gain (loss) on derivative instruments, net	(25,793)		—	—	—	—		(2,254)	(k)	(28,047)
Earnings from equity method investments	—		996	—	—	—		(996)	(l)	—
Other income, net	3,795		—	—	—	—		—		3,795
Total other income (expense), net	(96,626)		1,239	11	—	—		(22,029)		(117,405)
Income (loss) before income taxes	568,828		26,600	5,557	4,817	—		(24,006)		581,796
Provision for (benefit from) income taxes	53,136	(c)	270	47	37	—		757	(n)	54,247
Net income (loss)	515,692		26,330	5,510	4,780	—		(24,763)		527,549
Net income (loss) attributable to non-controlling interest	289,835	(d)	—	—	—	—		9,494	(m)	299,329
Net income (loss) attributable to Viper Energy, Inc.	$225,857		$26,330	$5,510	$4,780	$—		$(34,257)		$228,220

Net income (loss) attributable to common shares:
Basic	$2.57									$2.37
Diluted	$2.57									$2.37
Weighted average number of common shares outstanding:
Basic	87,677							8,630	(o)	96,307
Diluted	87,677							8,630	(o)	96,307
(1) Viper’s historical income statement for the year ended December 31, 2023 includes the effects of pro forma adjustments for the GRP Acquisition as presented in Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on March 5, 2024 and incorporated by reference into these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.    ORGANIZATION AND BASIS OF PRESENTATION

The accompanying unaudited pro forma condensed combined financial statements were prepared based on the historical consolidated financial statements of the Company, GRP and the Tumbleweed Entities. Pro forma adjustments have been made to reflect the Tumbleweed Acquisitions and certain transaction accounting adjustments, as discussed further in Notes 2 and 3. The pro forma balance sheet gives effect to the Tumbleweed Acquisitions as if they had been completed on June 30, 2024. The pro forma statements of operations for the six months ended June 30, 2024 and the year ended December 31, 2023 give pro forma effect to the Tumbleweed Acquisitions and the GRP Acquisition as if they had occurred on January 1, 2023, the beginning of the earliest period presented.

The Tumbleweed Acquisitions are accounted for as acquisitions of assets under ASC 805. The Company therefore recognized the assets acquired and liabilities assumed in the Tumbleweed Acquisitions based on their costs to the Company, which includes the total consideration paid as well as capitalization of all transaction costs incurred.

In the opinion of management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X, the pro forma financial statements. The pro forma financial statements are provided for illustrative purposes only and do not purport to be indicative of what the Company’s actual results of operations and financial position would have been on a consolidated basis if the Tumbleweed Acquisitions and the GRP Acquisition had occurred on the dates indicated, nor are they indicative of the future results of operations or financial position.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma statements of operations are based on the weighted average number of the Company’s Class A common stock outstanding, assuming the Tumbleweed Acquisitions, the GRP Acquisition and the assumed Equity Offering occurred at the beginning of the earliest period presented. For pro forma purposes, Viper’s share price of $46.35 as of September 4, 2024, was used to calculate the number of shares of Class A common stock issued in the assumed Equity Offering.

2.    CONSIDERATION AND PURCHASE PRICE ALLOCATION

The Company has performed a preliminary analysis of the total consideration paid for the assets and liabilities acquired in the Tumbleweed Acquisitions. The total consideration for the Tumbleweed Acquisitions, including all associated transaction costs, has been allocated to the assets acquired and liabilities assumed. Due to the fact that the pro forma financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the Company’s financial position and results of operations may differ significantly from the pro forma amounts included herein.

The following table summarizes the combined preliminary purchase price for the Tumbleweed Acquisitions as of September 4, 2024, and the allocation of the total accumulated transaction costs to the assets acquired (in thousands except OpCo units and per unit amounts):

Consideration:
OpCo units issued	10,093,670
Price per OpCo unit(1)	$46.35
OpCo unit consideration	$467,842
Cash consideration	650,000
Fair value of contingent consideration	26,428
Transaction costs	4,625
Total consideration (including fair value of OpCo units issued)	$1,148,895

Purchase price allocation:
Cash and cash equivalents	$6,830
Royalty income receivable	26,683
Accounts receivable	45
Prepaid expenses and other current assets	202
Oil and natural gas interests	1,133,682
Other property and equipment, net	99
Amount attributable to assets acquired	1,167,541

Accounts payable	381
Accrued liabilities	1,354
Amount attributable to liabilities acquired	1,735
Net assets acquired	$1,165,806
(1) Based on the closing share price of Viper’s Class A common stock on September 4, 2024.

The total consideration for the Tumbleweed Acquisitions has been used to prepare the transaction accounting adjustments in the pro forma balance sheet and statements of operations. The total value of consideration, including the fair value of contingent consideration, is subject to change due to changes in the stock price on the TWR Acquisition closing date, customary purchase price adjustments including post-close adjustments, changes in the expected WTI 2025 Average and actual transaction costs incurred. The final amount and allocation of the total consideration is expected to be completed when the Company files its Form 10-K for the year ended December 31, 2024, and could differ materially from the preliminary allocation used in the transaction accounting adjustment.

3.    PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

The pro forma financial statements have been prepared to illustrate the effect of the Acquisition and have been prepared for informational purposes only.

(a) The following reclassifications were made as a result of the transaction to conform to Viper’s presentation:

Pro Forma Balance Sheet as of June 30, 2024

•Reclassification of $45.0 thousand from Accounts receivable—related party to Accounts receivable;
•Reclassification of $539.8 million from Oil and natural gas interests, successful efforts method of accounting to Oil and natural gas interests, full cost method of accounting;
•Reclassification of approximately $1.7 million from Accounts payable and accrued expenses consisting of $1.4 million to Accrued liabilities and $0.3 million to Accounts payable, and $0.1 million from Accounts payable—related party to Accounts payable

Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2024

•Reclassification of $6.2 million from Lease bonus and other to Lease bonus income
•Reclassification of $0.2 million from General and administrative expenses to Lease operating expenses
•Reclassification of $17.8 million from Depletion, depreciation and amortization to Depletion
•Reclassification of $0.1 million and $0.1 million from Interest expense and Interest income, respectively, to Interest expense, net

Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2023

•Reclassification of $0.6 million from Lease bonus and other to Lease bonus income
•Reclassification of $0.2 million from General and administrative expenses to Lease operating expenses
•Reclassification of $27.2 million from Depletion, depreciation and amortization to Depletion
•Reclassification of $12.0 thousand and $0.3 million from Interest expense and Interest income, respectively, to Interest expense, net

(b) Represents the adjustment for the elimination of the Tumbleweed Entities’ equity.

(c) Reflects the preliminary allocation of consideration due to the Tumbleweed Entities as follows:
•$650.0 million decrease to Cash and cash equivalents and increase to Oil and natural gas interests, full cost method of accounting, for the cash consideration paid as part of the Tumbleweed Acquisitions.
•$389.4 million increase to Cash and cash equivalents and Additional paid-in capital related to estimated net proceeds from the assumed Equity Offering of approximately $467.8 million of Viper Class A shares net of $10.6 million of estimated offering costs recorded as a reduction of issuance proceeds. See Note 2—Consideration and Purchase Price Allocation.
•$250.0 million increase to Cash and cash equivalents and Long-term debt, net to reflect the draw on Viper’s revolving credit facility to fund a portion of consideration for the transaction.
•$467.8 million increase to Oil and natural gas interests, full cost method of accounting and Non-controlling interest resulting from the expected issuance of 10.1 million OpCo units to TWR IV at an assumed price of $46.35 per OpCo unit. See Note 2—Consideration and Purchase Price Allocation.

(d) Reflects the $26.4 million fair value at September 4, 2024, of contingent consideration payable to the Tumbleweed Entities pursuant to the Tumbleweed Acquisitions definitive purchase and sales agreement as an increase to Other long-term liabilities and an increase to Oil and natural gas interests, full cost method of accounting. See Note 2—Consideration and Purchase Price Allocation.

(e) Reflects the $4.6 million of transaction costs capitalized as part of the initial measurement of the assets acquired in accordance with the accounting rules for an asset acquisition as an increase to Oil and natural gas interests, full cost method of accounting, and a decrease to Cash and cash equivalents. Note 2—Consideration and Purchase Price Allocation.

(f) Reflects the elimination of the Tumbleweed Entities’ historical Accumulated depletion and impairment.

(g) Reflects the write off of TWR IV’s historical unamortized debt issuance costs.

(h) Reflects the elimination of an equity method investment held by TWR IV that will be excluded from the pending TWR Acquisition.

Statements of Operations

The adjustments included in the pro forma condensed combined statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 are as follows:

(i) Reflects the change in Depletion computed on a unit of production basis under the full cost method of accounting following the preliminary purchase price allocation to Oil and natural gas interests, full cost method of accounting, as if the Tumbleweed Acquisitions and the GRP Acquisition were consummated on January 1, 2023.

(j) Reflects the estimated interest expense that would have been recorded in the periods presented with respect to the incremental borrowings used to finance the cash consideration for the Tumbleweed Acquisitions. The pro forma statements of operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 used the weighted average interest rate as of September 4, 2024 of approximately 7.5%, on the pro forma incremental outstanding borrowings on Viper’s revolving credit facility of $250.0 million, resulting in pro forma interest expense of $9.4 million and $18.8 million, respectively.

(k) The Tumbleweed Acquisitions include provisions for amounts contingently payable by Viper to the Seller based on the satisfaction of certain commodity price thresholds in the future. This adjustment reflects the changes in fair value of the related contingent consideration liability of Viper for the periods presented.

(l) Reflects the elimination of historical equity method investee earnings recorded by TWR IV for an equity method investment that will be excluded from the pending TWR Acquisition.

(m) Reflects the impact to income (loss) attributable to non-controlling interest of issuing an approximate 5.2% ownership interest in OpCo to TWR IV for the pending TWR Acquisition and to issuing additional OpCo units to Viper in connection with the issuance of additional shares of Class A common stock in the assumed Equity Offering.

(n) Reflects the estimated incremental income tax provision associated with the incremental pro forma income before taxes attributable to Viper, using a blended federal plus state statutory tax rate, net of federal benefit, of 21.9%.

(o) Reflects the public issuance of approximately $467.8 million of Viper Class A common shares to partially finance the TWR Acquisition. The additional common units were assumed to have been outstanding since the beginning of the periods presented. The following table reconciles historical and pro forma basic and diluted earnings per share utilizing the two-class method for the periods indicated:

	Six Months Ended June 30, 2024		Year Ended December 31, 2023
	Viper (Historical)	Pro Forma	Viper (1)	Pro Forma
	(in thousands, except per share amounts)
Net income (loss) attributable to the period	$100,261	$107,493	$225,857	$228,220
Less: distributed and undistributed earnings allocated to participating securities	172	172	333	337
Net income (loss) attributable to common unitholders	$100,089	$107,321	$225,524	$227,883
Weighted average common units outstanding:
Basic weighted average common units outstanding	89,480	98,110	87,677	96,307
Effect of dilutive securities:
Potential common units issuable	90	90	—	—
Diluted weighted average common units outstanding	89,570	98,200	87,677	96,307
Net income (loss) per common unit, basic	$1.12	$1.09	$2.57	$2.37
Net income (loss) per common unit, diluted	$1.12	$1.09	$2.57	$2.37
(1) Viper’s historical income statement and earnings per share amounts for the year ended December 31, 2023 as shown in the table above include the effects of pro forma adjustments for the GRP Acquisition as presented in Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on March 5, 2024 and incorporated by reference into these unaudited pro forma condensed combined financial statements.

(n) Reflects the estimated incremental income tax provision associated with the incremental pro forma income before taxes attributable to Viper, using a blended federal plus state statutory tax rate, net of federal benefit, of 21.9% for the six months ended June 30, 2024 and 21.8% for the year ended December 31, 2023.

4.    SUPPLEMENTAL PRO FORMA OIL AND NATURAL GAS RESERVES INFORMATION

Net Proved Reserves

The historical information regarding net proved oil and natural gas reserves attributable to Viper’s interests in proved properties as of December 31, 2023 is based on reserve estimates prepared by Viper’s internal reservoir engineers and audited by Ryder Scott, LLP, an independent petroleum engineering firm.

The historical information regarding net proved oil and natural gas reserves attributable to the Tumbleweed Entities’ interests in reserves, subject to the pending TWR Acquisition are based on reserves estimates prepared by Cawley, Gillespie & Associates, Inc., an independent petroleum engineering firm, as of December 31, 2023.

	Oil (MBbls)
	Viper Historical	TWR Acquisition	Q Acquisition	M Acquisition	Total (MBOE)(1)
As of December 31, 2022	79,004	2,225	643	425	82,297
Purchase of reserves in place	10,469	1,480	—	—	11,949
Extensions and discoveries	13,636	1,171	271	179	15,257
Revisions of previous estimates	(5,178)	127	(17)	(11)	(5,079)
Production	(8,028)	(621)	(146)	(97)	(8,892)
As of December 31, 2023	89,903	4,382	751	496	95,532

Proved Developed Reserves:
December 31, 2023	69,043	2,706	534	353	72,636

Proved Undeveloped Reserves:
December 31, 2023	20,860	1,676	217	143	22,896

	Natural Gas (MMcf)
	Viper Historical	TWR Acquisition	Q Acquisition	M Acquisition	Total (MBOE)(1)
As of December 31, 2022	209,964	11,303	2,223	1,472	224,962
Purchase of reserves in place	27,011	6,611	—	—	33,622
Extensions and discoveries	34,632	5,046	1,099	722	41,499
Revisions of previous estimates	11,101	499	71	42	11,713
Production	(19,130)	(1,706)	(244)	(163)	(21,243)
As of December 31, 2023	263,578	21,753	3,149	2,073	290,553

Proved Developed Reserves:
December 31, 2023	221,462	13,930	2,255	1,485	239,132

Proved Undeveloped Reserves:
December 31, 2023	42,116	7,823	894	588	51,421

	Natural Gas Liquids (MBbls)
	Viper Historical	TWR Acquisition	Q Acquisition	M Acquisition	Total (MBOE)(1)
As of December 31, 2022	34,902	—	—	—	34,902
Purchase of reserves in place	4,006	—	—	—	4,006
Extensions and discoveries	6,150	—	—	—	6,150
Revisions of previous estimates	3,466	—	—	—	3,466
Production	(3,108)	—	—	—	(3,108)
As of December 31, 2023	45,416	—	—	—	45,416

Proved Developed Reserves:
December 31, 2023	37,417	—	—	—	37,417

Proved Undeveloped Reserves:
December 31, 2023	7,999	—	—	—	7,999

	Total (MBOE)
	Viper Historical	TWR Acquisition	Q Acquisition	M Acquisition	Total (MBOE)(1)
As of December 31, 2022	148,900	4,109	1,013	671	154,693
Purchase of reserves in place	18,977	2,582	—	—	21,559
Extensions and discoveries	25,558	2,012	454	299	28,323
Revisions of previous estimates	138	210	(5)	(4)	339
Production	(14,324)	(905)	(187)	(124)	(15,540)
As of December 31, 2023	179,249	8,008	1,275	842	189,374

Proved Developed Reserves:
December 31, 2023	143,371	5,028	909	601	149,909

Proved Undeveloped Reserves:
December 31, 2023	35,878	2,980	366	241	39,465
(1) Estimates of reserves as of December 31, 2023 were prepared using the unweighted arithmetic average of hydrocarbon prices received on a field-by-field basis on the first day of each month within the 12-month period ended December 31, 2023, in accordance with SEC guidelines. Reserve estimates do not include any value for probable or possible reserves that may exist, nor do they include any value for undeveloped acreage. The reserve estimates represent our net revenue interest in our properties. Although we believe these estimates are reasonable, actual future production, cash flows, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from these estimates. MBOE equivalents are calculated using a conversion rate of six MMcf per one MBbl for natural gas.

Standardized Measure

The following table presents the pro forma combined standardized measure of discounted future net cash flows attributable to Viper’s and the Tumbleweed Entities’ proved oil and natural gas reserves as of December 31, 2023. The pro forma combined standardized measure shown below represents estimates only and has not been adjusted for projected combined income tax rates and does not reflect the market value of the reserves attributable to the acquired mineral and royalty interests.

	December 31, 2023
	Viper Historical	TWR Acquisition	Q Acquisition	M Acquisition	Pro Forma Combined
	(In thousands)
Future cash inflows	$8,493,617	$405,289	$67,727	$44,694	$9,011,327
Future production taxes	(593,840)	(30,598)	(4,751)	(3,136)	(632,325)
Future development costs	—	(58)	—	—	(58)
Future income tax expense	(934,392)	(1,991)	(356)	(234)	(936,973)
Future net cash flows	6,965,385	372,642	62,620	41,324	7,441,971
10% discount to reflect timing of cash flows	(3,778,499)	(152,594)	(25,749)	(16,983)	(3,973,825)
Standardized measure of discounted future net cash flows	$3,186,886	$220,048	$36,871	$24,341	$3,468,146

Principal changes in the standardized measure of discounted future net cash flows attributable to proved reserves are as follows:

	Year Ended December 31, 2023
	Viper Historical	TWR Acquisition	Q Acquisition	M Acquisition	Pro Forma Combined
	(In thousands)
Standardized measure of discounted future net cash flows at the beginning of the period	$3,454,096	$158,911	$41,244	$27,311	$3,681,562
Purchase of minerals in place	473,742	73,277	—	—	547,019
Sales of oil and natural gas, net of production costs	(666,709)	(51,883)	(11,958)	(7,901)	(738,451)
Extensions and discoveries	626,854	57,605	13,510	8,886	706,855
Previously estimated development costs incurred during the period	—	1,303	—	—	1,303
Net changes in prices and production costs	(1,405,205)	(57,842)	(11,646)	(7,758)	(1,482,451)
Changes in estimated future development costs	—	(5)	—	—	(5)
Revisions of previous quantity estimates	2,726	2,241	(159)	(113)	4,695
Net changes in income taxes	212,391	(263)	25	17	212,170
Accretion of discount	427,998	15,983	4,148	2,747	450,876
Net changes in timing of production and other	60,993	20,721	1,707	1,152	84,573
Standardized measure of discounted future net cash flows at the end of the period	$3,186,886	$220,048	$36,871	$24,341	$3,468,146